UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):
                         September 13, 2005


                       BayCorp Holdings, Ltd.
        -----------------------------------------------------
       (Exact name of registrant as specified in its charter)


                              Delaware
            ---------------------------------------------
           (State or other jurisdiction of incorporation)


               1-12527                       02-0488443
           --------------                ------------------
       Commission File Number              (IRS Employer
                                        Identification No.)


       1 New Hampshire Avenue,
              Suite 125
      Portsmouth, New Hampshire                03801
      ------------------------           -----------------
        (Address of principal                (Zip Code)
         executive offices)


         Registrant's telephone number, including area code:
                           (603) 766-4990

                                 N/A
      --------------------------------------------------------
     Former name or former address, if changed since last report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry into a Definitive Material Agreement.

Merger Agreement with Sloan Group

   On September 13, 2005, BayCorp Holdings, Ltd. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sloan Group, Ltd. ("Sloan Group") and Sloan
Acquisition  Corp.,  a  wholly-owned subsidiary  of  Sloan  Group
("Sloan Acquisition").

   Pursuant to the Merger Agreement, Sloan Acquisition has agreed to commence a cash tender offer to acquire all of the outstanding shares of the Company's common stock other than any shares already owned by Sloan Group or its subsidiaries, at a price of $14.19 per share. The Merger Agreement requires that
Sloan Acquisition commence the tender offer no later than September 27, 2005 (10 business days after the initial public announcement of the execution of the Merger Agreement) and keep the tender offer open until the 20th business day after commencement, although the tender offer may be extended. Consummation of the tender offer is conditioned upon the Company's stockholders validly tendering and not withdrawing prior to the expiration of the offer a number of shares that, when added to any shares already owned by Sloan Group or its subsidiaries, constitutes at least 66 2/3% of the Company's outstanding shares of common stock . Sloan Group's obligation to accept shares tendered in the offering is subject to other customary conditions, which are set forth in the Merger Agreement.

   The Merger Agreement contemplates that, following consummation of the tender offer, Sloan Acquisition will be merged with and into the Company. Shares of the Company's common stock not tendered, other than any shares already owned by Sloan Group or Sloan Acquisition or by stockholders who have perfected dissenters' rights, will be converted into a right to receive $14.19 per share in cash, without interest. Outstanding common stock options will be cancelled at the time of the merger, and the holders of options will be entitled to receive an amount in cash equal to the difference between $14.19 and the exercise price of each cancelled option share.

   The Merger Agreement also contains customary representations, warranties, and covenants including that the Company will not solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, an alternative transaction, subject to the Company's Board of Directors' fiduciary obligations. Following Sloan Acquisition's acceptance of shares in the tender offer, Sloan Acquisition will be entitled to designate a number of directors to the Company's Board of Directors proportionate to its and its affiliates' shareholdings. The Merger Agreement provides certain termination rights, including that either Sloan Group or the Company may terminate the Agreement if no shares have been accepted for payment in the tender offer before November 15, 2005, and further provides that upon the occurrence of certain events resulting in the termination or following termination of the Merger Agreement, the Company will reimburse Sloan Group for its reasonable out-of-pocket expenses incurred in connection with the Merger Agreement transactions.

   The Company's Board of Directors unanimously approved the terms of the tender offer and merger and will recommend that the stockholders of the Company accept the offer. No assurance can be given that the conditions to closing the transactions contemplated by the Merger Agreement will be satisfied, or that the transactions ultimately will be consummated. The Company intends to file a Schedule 14D-9 Solicitation/Recommendation Statement with the Securities and Exchange Commission relating to the transaction as promptly as practicable upon the commencement of the tender offer by Sloan Acquisition.

   The  Board  of  Directors has received  an  opinion  from  its financial advisor, Jefferies & Company, Inc., that the consideration proposed to be paid to the stockholders in the transaction is fair, from a financial point of view, to Company stockholders.

   Unrelated to the transactions disclosed in this Current Report, Sloan Group is the holder of a $10,250,000 convertible note (the "First Note") and a $10,000,000 multiple-draw convertible note (the "Second Note") from the Company and all of its wholly owned subsidiaries. The total debt, including any draws under the Second Note, accrues interest at 8% per annum, is due on December 15, 2005, and is convertible at any time between November 15, 2005 and December 15, 2005 (or any time after the occurrence and during the continuance of a material event of default under the First or Second Note) into shares of the Company's common stock at a price of $14.04 per share. At

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

December 15, 2005, the end of the conversion period, the principal and interest of the First and Second Notes would be convertible into approximately 1,510,730 shares, which would represent approximately 66 percent of the Company's common stock on a fully diluted basis (based on 770,483 currently outstanding shares and options). The Notes do not allow the Company to prepay the debt and provide for a 2% premium on the interest rate in the event of a default. Payment may be accelerated in the event of a material event of default. The First and Second Note are secured by certain assets of the Company.

   The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is Exhibit 2.1 to this Current Report. The Merger Agreement contains customary representations and warranties that the parties made to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Persons should not rely on the representations and warranties as statements of factual information.

_____________________________


Other Arrangements

   Stockholder Support Agreement. In connection with the Merger Agreement, each of Sloan Group and Sloan Acquisition has entered into a Stockholder Support Agreement dated September 13, 2005 with Frank W. Getman Jr. and Anthony M. Callendrello, who are directors and executive officers of the Company, pursuant to which, subject to certain customary conditions, they have agreed to tender and sell all of their shares of the Company's common stock (61,305 and 12,280 shares, respectively, representing an aggregate of approximately 12.9% of the total outstanding shares) pursuant to and in accordance with the terms of the tender offer. In addition, Mr. Getman and Mr. Callendrello have each agreed to grant Sloan Group an irrevocable proxy to vote, at any meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, all of his shares in favor of the merger and the Merger Agreement and against any action, agreement or transaction that would impede, interfere with, delay, postpone, or attempt to discourage the merger or the Merger Agreement. The Stockholder Support Agreement is Exhibit
2.2 to this Current Report.

   Certain Employment Agreements. Contemporaneous with the execution of the Merger Agreement, two significant employees have entered into Employment Agreements with the Company dated September 13, 2005 and effective on the effective date of the merger. Frank W. Getman Jr. will be employed as Chief Executive Officer and President of the Company and Anthony M. Callendrello as Chief Operating Officer of the Company. The agreements are for one-year terms, with one-year automatic extensions unless terminated and contain customary restrictive covenants. The Employment Agreements are Exhibit 2.3 and Exhibit 2.4, respectively, to this Current Report.

_____________________________


Item 1.02     Termination of a Material Definitive Agreement.

      Mr. Getman's Employment Agreement described in Item 1.01 of this Current Report provides that the Retention and Incentive Agreement between the Company and him dated December 3, 2001 will be terminated and that no further payments to him will be due under the terminated agreement. Similarly, Mr. Callendrello's Employment Agreement described in Item 1.01 of this Current Report provides that the Retention and Incentive Agreement between the Company and him dated November 30, 2001 will be terminated and that no further payments to him will be due under the terminated agreement. The Employment Agreements, and the termination of the Retention and Incentive Agreements, will be effective on the effective date of the Merger.

_____________________________


Item 9.01    Financial Statements and Exhibits

   (c)  Exhibits.


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



 Exhibit       Description
   No.         ___________
 ______

  2.1.         Agreement  and  Plan  of  Merger  dated   as   of
               September 13, 2005 among BayCorp Holdings,  Ltd.,
               Sloan Group Ltd. and Sloan Acquisition Corp.

  2.2.         Stockholder  Support  Agreement  dated  September
               13,   2005   among   Sloan  Group   Ltd.,   Sloan
               Acquisition  Corp. and Frank W.  Getman  Jr.  and
               Anthony M. Callendrello.

  2.3.         Employment  Agreement dated  September  13,  2005
               between  BayCorp  Holdings,  Ltd.  and  Frank  W.
               Getman Jr.

  2.4.         Employment  Agreement dated  September  13,  2005
               between  BayCorp Holdings, Ltd.  and  Anthony  M.
               Callendrello.




_____________________________


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                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BAYCORP HOLDINGS, LTD.
                                    (Registrant)

Date: September 16, 2005     By:    /s/ Frank W. Getman Jr.
                                    _________________________
                                    Frank W. Getman Jr.
                                    President and CEO

                         Exhibit Index

Exhibit
  No.            Description
 ______          ____________


  2.1. Agreement and Plan of Merger dated as of September 13, 2005 among BayCorp Holdings,
                 Ltd.,  Sloan  Group Ltd. and Sloan  Acquisition
                 Corporation.

  2.2.           Stockholder  Support Agreement dated  September
                 13,   2005   among  Sloan  Group  Ltd.,   Sloan
                 Acquisition Corp. and Frank W. Getman  Jr.  and
                 Anthony M. Callendrello.

  2.3.           Employment Agreement dated September  13,  2005
                 between  BayCorp Holdings, Ltd.  and  Frank  W.
                 Getman Jr.

  2.4.           Employment Agreement dated September  13,  2005
                 between  BayCorp Holdings, Ltd. and Anthony  M.
                 Callendrello.







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